Total Company
Sales By Segment
44%
45%
56%
55%
Actual
FY2008
$320.2
(in millions)
Actual
FY2009
$412.4
(in millions)
Projected
FY2010
$395 to $415
(in millions)
38%
62%
Galvanizing
Electrical and Industrial